Exhibit 10.1

AMENDMENT TO SPONSOR LETTER

This Amendment (this “Amendment and Agreement”), dated as of August 5, 2021, to (a) that certain letter agreement (the “Original Sponsor Letter”), dated April 6, 2021, by and among CM Life Sciences III Inc., a Delaware corporation (the “Company”), CMLS Holdings III LLC, a Delaware limited liability company (the “Sponsor”), and each of the undersigned parties listed on the signature page thereto (each, an “Original Insider” and collectively, the “Original Insiders”), and (b) that certain letter agreement (the “Additional Sponsor Letter” and, together with the Original Sponsor Letter, the “Sponsor Letters”), dated as of August 1, 2021, by and between the Company and the undersigned party listed on the signature page thereto (collectively with the Original Insiders, the “Insiders” and together with the Sponsor and the company, the “Parties”), is made and entered into by and among the Company, the Sponsor and the Insiders. Certain terms used and not otherwise defined herein have the meanings set forth in the Original Sponsor Letter.

WHEREAS, on August 5, 2021, the Company, EQRx, Inc., a Delaware corporation (the “Target”), and Clover III Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”).

WHEREAS, in order to induce the Company, the Target and the Insiders to enter into the Merger Agreement, the Parties wish to amend the Original Sponsor Letter on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Amendment, and the mutual promises contained in this Amendment and Agreement, and intending to be legally bound thereby, the Parties agree as follows:

1.	Amendment to the Original Sponsor Letter. Effective as of the Effective Time (as defined in the Merger Agreement), the Sponsor Letters are amended as follows:

(a)	Section 7(a) of the Original Sponsor Letter and Section 5(a) of the Additional Sponsor Letter are hereby replaced in its entirety with the following:

a.	The Sponsor agrees that:

i.	with respect to 50% of its Founder Shares (or any shares of Class A Common Stock issuable upon conversion thereof), it, he or she shall not Transfer (as defined below) any such Founder Shares (or any shares of Class A Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s Initial Business Combination (the “Closing Date”) and (B) after the Business Combination, (x) the first date that the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading-day period commencing at least 150 days after the Closing Date, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property (the “Initial Sponsor Shares Lock-up Period”); and

ii.	with respect to any of its Founder Shares not subject to the Initial Sponsor Shares Lockup-up Period, it shall not Transfer any such Founder Shares (or any shares of Class A Common Stock issuable upon conversion thereof) until the expiration of the period ending on the second anniversary of the Closing Date (the “Final Sponsor Shares Lock-up Period” and, together with the Initial Sponsor Shares Lock-up Period, the “Sponsor Shares Lock-up Periods”).

Each Insider agrees that it, he, or she shall not Transfer any Founder Shares (or any shares of Class A Common Stock issuable upon conversion thereof), until the earlier of (A) one year after the Closing Date and (B) after the Business Combination, (x) the first date that the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading-day period commencing at least 150 days after the Closing Date or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b)	The reference to the term “Founder Shares Lock-up Period” in Section 7(b) of the Original Sponsor Letter and Section 5(a) of the Additional Sponsor Letter is replaced with “Founder Shares Lock-up Period and the Sponsor Shares Lock-up Periods”.

2.	Effect of Amendment. The provisions of the Sponsor Letters, as amended by this Amendment and Agreement, remain in full force and effect. From and after the date hereof, references to “this Letter Agreement” in the Sponsor Letters shall be deemed references to the Sponsor Letters, as amended by this Amendment and Agreement. Notwithstanding anything herein to the contrary, and for the avoidance of doubt, in the event the Merger Agreement is terminated pursuant to Article IX thereof for any reason, this Amendment and Agreement shall automatically terminate and cease to be of further force and effect.

3.	Entire Agreement. This Amendment and Agreement and the Original Sponsor Letter, as amended pursuant to this Amendment and Agreement, and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

4.	Miscellaneous. Sections 16, 17 and 18 of the Original Sponsor Letter and Sections 14, 15 and 16 of the Additional Sponsor Agreement are hereby incorporated by reference and shall apply mutatis mutandis as if set forth at length herein. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Amendment and Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to the sponsor letter to be duly executed as of the day and year first above written.

CMLS HOLDINGS III LLC

By:	/s/ Keith Meister
Name: Keith Meister
Title: Manager

/s/ Eli Casdin
Name: Eli Casdin

/s/ Keith Meister
Name: Keith Meister

/s/ Brian Emes
Name: Brian Emes

/s/ Shaun Rodriguez
Name: Shaun Rodriguez

/s/ Christian Henry
Name: Christian Henry

/s/ Kwame Owusu-Kesse
Name: Kwame Owusu-Kesse

/s/ Chad Robins
Name: Chad Robins

/s/ Harlan Robins
Name: Harlan Robins

/s/ Amy Abernethy
Name: Amy Abernethy

[Signature Page to Amendment to Sponsor Letters]

Acknowledged and Agreed:

CM LIFE SCIENCES III INC.

By:	/s/ Brian Emes
Name: Brian Emes
Title: Chief Financial Officer and Secretary

[Signature Page to Amendment to Sponsor Letters]